Exhibit 10.27

SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT (this “Agreement”), made and entered into this 30th day of June, 2008, by and among COMVEST CAPITAL, LLC, a Delaware limited liability company having offices at One North Clematis, Suite 300, West Palm Beach, Florida 33401 (the “Senior Creditor”), former SHAREHOLDERS OF STAFFBRIDGE, INC., a                                  corporation having an address at 133-47 Sanford Ave., #5E, Flushing, NY 11335 (the “Junior Creditor”), and CLEARPOINT RESOURCES, INC., a Delaware corporation having offices at 1600 Manor Drive, Suite 110, Chalfont, Pennsylvania 18914 (the “Company”);

W I T N E S S E T H:

WHEREAS, on June 20, 2008, the Senior Creditor and ClearPoint Business Resources, Inc., a Delaware corporation (the “Parent”, which is the sole stockholder of the Company) entered into a Revolving Credit and Term Loan Agreement (as amended, modified, supplemented and/or restated from time to time, the “Loan Agreement”), pursuant to which, among other things, the Senior Creditor agreed, subject to the terms and conditions of such Loan Agreement, to make certain loans to the Parent from time to time, which loans will be fully guaranteed by the Company and will be secured by, among other things, first priority liens and security interests in substantially all of the now-owned and hereafter-acquired assets of the Company; and

WHEREAS, the proceeds of the loans made under the Loan Agreement will be used, in substantial part, to provide working capital to the Parent and its subsidiaries (including the Company), which will enhance the ability of the Company to make payments on the Junior Debt (as such term is hereinafter defined)); and

WHEREAS, the Company is currently indebted to the Junior Creditor under that certain Promissory Note dated August 14, 2006 in the original principal amount of $450,000 issued by the Company to the Junior Creditor as amended by that certain Amendment to Note dated December 31, 2007, which increased the principal amount to $486,690 (the “Junior Note”), which has a current principal balance of $336,690; and

WHEREAS, the Junior Creditor expects to benefit from the transactions contemplated by the Loan Agreement; and

WHEREAS, the Senior Creditor and the Junior Creditor wish to confirm their agreements and understandings with respect to the relative priorities of their respective claims against the Company and its assets, as more particularly set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Definitions. In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings wherever used in this Agreement:

(a) “Junior Creditor’s Documents” means the Junior Note and any and all agreements, instruments, and other documents now or hereafter existing which may in any manner relate to or evidence any of the Junior Debt.

(b) “Junior Debt” means any and all obligations of the Company to the Junior Creditor (including, without limitation, the indebtedness under the Junior Note, and shall also include any and all interest, fees, collection costs and other amounts which may accrue on any such Junior Debt or be payable in connection therewith from time to time.

(c) “Loan Documents” has the meaning ascribed thereto in the Loan Agreement.

(d) “Senior Debt” means all “Obligations” (as such term is defined in the Loan Agreement), including all loans, indebtedness, liabilities and other obligations of any kind owing by the Parent and its subsidiaries (including the Company) under any or all of the Loan Documents (as same may be amended, modified, supplemented and/or restated from time to time) or otherwise owing to the Senior Creditor, however evidenced, and however created, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended.

(e) “Senior Liens” shall mean all liens and security interest now or hereafter held by the holder(s) of Senior Debt in or upon any and all now-owned or hereafter acquired assets or properties of the Parent and/or any of its subsidiaries (“Collateral”).

2. Subordination of Junior Debt. The Company shall not pay or set aside, and the Junior Creditor shall not ask, demand, accelerate, sue for, enforce, take, collect or receive, by set-off or in any other manner, any payments on or in respect of the Junior Debt (whether of principal, interest, collection costs or otherwise) (a) from the Company, or any successor or assign of the Company, including, without limitation, a receiver, trustee or debtor-in-possession (the term “Company” hereinafter shall include any such successor and assign of the Company), or (b) from any other individual, person, firm, partnership, limited liability company, corporation or other entity for the benefit of the Company, unless and until (i) all of the Senior Debt shall have been fully paid and satisfied with interest (including without limitation, any and all interest accruing upon and after the commencement of any proceedings under the United States Bankruptcy Code as in effect from time to time (the “Code”), whether or not such interest is allowed in any such proceeding), and (ii) the Revolving Credit Commitment (as such term is defined in the Loan Agreement) has been terminated or has expired, and the Loan Agreement and all other Loan Documents have been terminated; provided, however, that so long as no Default or Event of Default (as such terms are defined in the Loan Agreement) has occurred and is continuing, the Company may pay to the Junior Creditor scheduled payments of principal and accrued interest as and when due and payable in accordance with the terms of the Junior Debt as in effect on the date hereof.

3. Collateral. The Junior Creditor represents and warrants that no collateral security of any kind has been granted or exists for the purpose of securing, in any manner, the payment of any of the Junior Debt; and the Company agrees not to grant, and the Junior Creditor agrees not to receive or accept, any collateral security for any of the Junior Debt.

4. Priority; Grant of Authority. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company or the proceeds thereof to the creditors of the Company, or readjustment of the obligations and indebtedness of the Company, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Junior Debt, or the application of the assets of the Company to the payment or liquidation thereof, or upon the dissolution, liquidation, cessation or other winding up of the Company’s business, or upon the sale of all or substantially all of the Company’s assets, then, and in any such event, (a) the holders of Senior Debt shall be entitled to receive payment in full of all of the Senior Debt prior to the payment of all or any part of the Junior Debt, and (b) any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Junior Debt shall be paid or delivered directly to the holders of Senior Debt for ratable application on any of the Senior Debt, due or not due, until such Senior Debt shall have first been fully paid and satisfied. In order to enable the Senior Creditor to enforce its rights hereunder in any of the aforesaid actions or proceedings, the Senior Creditor is hereby irrevocably authorized and empowered, in its discretion, to make and present for and on behalf of each Junior Creditor such proofs of claim against the Company on account of the Junior Debt as the Senior Creditor may deem expedient or proper (but only if the Junior Creditor does not make or present such proofs of claim) and to vote such proofs of claim in any such proceeding (but only if the subject Junior Creditor does not vote such proofs of claim) and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Senior Debt. The Junior Creditor irrevocably authorizes and empowers the Senior Creditor to demand, sue for, collect and receive each of the aforesaid payments and distributions and give acquittance therefor and to file claims and take such other actions, in the Senior Creditor’s own name or in the name of the Junior Creditor or otherwise, as the Senior Creditor may deem necessary or advisable for the enforcement of this Agreement; and the Junior Creditor will execute and deliver to the Senior Creditor such powers of attorney, assignments and other instruments or documents, including notes (together with such assignments or endorsements as the Senior Creditor shall deem necessary), as may be requested by the Senior Creditor in order to enable the Senior Creditor to enforce any and all claims upon or with respect to any or all of the Junior Debt and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the Junior Debt, all for the Senior Creditor’s own benefit.

5. Payments Received by the Junior Creditor. Except to the extent otherwise permitted pursuant to the proviso in Section 2 above, in the event that any payment, distribution, security or instrument, or any proceeds thereof, shall be received by the Junior Creditor upon or with respect to any Junior Debt prior to the payment of all of the Senior Debt and termination of the Loan Agreement and all other Loan Documents, the Junior Creditor shall receive and hold the same in trust, as trustee for the benefit of the Senior Creditor, and shall forthwith wire transfer the amount of the same to the Senior Creditor, for application on any of the Senior Debt, due or not due, and, until so delivered, the same shall be held in trust by the Junior Creditor as the property of the Senior Creditor, and shall not be commingled with any other property of the Junior Creditor. In the event of the failure of the Junior Creditor to make any such endorsement, assignment or transfer to the Senior Creditor, the Senior Creditor or any of its officers or employees, is hereby irrevocably authorized to make the same.

6. Ownership. The Junior Creditor represents and warrants that it has not previously assigned or transferred any interest in the Junior Debt, that no other party owns any interest in the Junior Debt other than the Junior Creditor, and that the entire Junior Debt is owing only to the Junior Creditor; and the Junior Creditor covenants that the entire Junior Debt shall at all times continue to be owing only to the Junior Creditor except to the extent assigned or transferred to an assignee or transferee who expressly agrees in writing to hold such Junior Debt subject to the terms of this Agreement.

7. No Amendment; Instrument Legend.

(a) None of the stated terms of any Junior Creditor’s Documents, as presently in effect, may be altered, amended or otherwise modified, without the prior written consent of the Senior Creditor, in any manner such as would in any manner increase or otherwise alter the Company’s obligations thereunder in any manner adverse to the Company.

(b) Upon the request of Senior Creditor, each of the Junior Creditor’s Documents shall be inscribed with a legend or provision conspicuously indicating that payment thereof and thereunder is subordinated to the claims of the holders of Senior Debt pursuant to the terms of this Agreement, and true and complete copies thereof will be delivered to the Senior Creditor. Any instrument or certificate evidencing any of the Junior Debt, or any portion thereof, which is hereafter executed by the Company shall, on the date thereof, be inscribed with the aforesaid legend or provision and a true and complete copy thereof will be delivered to the Senior Creditor on the date of its execution or within five (5) business days thereafter.

8. Continuing Subordination; Nature of Subordination.

(a) The Junior Creditor acknowledges and agrees that the terms and provisions of this Agreement do not conflict with or violate any terms or provisions of any of the Junior Creditor’s Documents or any other agreement, instrument, or document executed by the Company and, or in favor of, the Junior Creditor, and that, to the extent the terms and provisions of this Agreement may be inconsistent with any of the Junior Creditor’s Documents or any other such other agreement, instrument, or document, the Junior Creditor’s Documents and such other agreements, instruments and documents shall be deemed to be superseded by this Agreement.

(b) This Agreement shall be irrevocable and shall remain in effect until the Senior Debt has been paid in full and the Loan Agreement and all other Loan Documents have been terminated. This is a continuing agreement of subordination and the Senior Creditor may continue, at any time and without notice to the Junior Creditor, to extend credit or other financial accommodations and loan monies to or for the benefit of the Company on the faith hereof, in such amounts and on such terms and conditions as the Senior Creditor and the Company may agree.

(c) The provisions of this Agreement are intended solely for the purpose of defining the relative rights of the holders of the Senior Debt (on the one hand) and the holders of the Junior Debt (on the other hand), and none of such provisions shall impair, as between the Junior Creditor and the Company, the obligations of the Company to make payments in respect of the Junior Debt in accordance with the terms thereof (subject to the terms and conditions of this Agreement).

9. Additional Agreements Between the Company and the Senior Creditor. The Senior Creditor may, at any time and from time to time, without in any way impairing or affecting the terms of or the Junior Creditor’s obligations under this Agreement, (a) enter into such agreement or agreements with the Parent and any of its subsidiaries (including the Company) as the Senior Creditor may deem proper, extending the time of payment of or extending, increasing, renewing or otherwise altering the terms of the Loan Agreement, any other Loan Document, or all or any of the Senior Debt, or affecting the Senior Liens or any guaranty underlying any or all of the Senior Debt, and (b) exchange, sell, release, surrender or otherwise deal with any such security or guaranties.

10. Junior Creditor’s Waivers. The Junior Creditor expressly waives all notice of the acceptance by the Senior Creditor of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement; and the Junior Creditor expressly waives reliance by the Senior Creditor upon the subordination and other agreements as herein provided. The Junior Creditor acknowledges and agrees that (a) the Senior Creditor has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Loan Agreement or any other Loan Document, or the collectibility of the Senior Debt, (b) the Senior Creditor shall be entitled to amend, modify or otherwise alter any and all of the Loan Documents, grant any waivers or indulgencies thereunder, and otherwise manage and supervise its financial arrangements with the Company in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, in each case without affecting the validity or enforceability of this Agreement and without regard to the existence of any rights that the Junior Creditor may at any time have in or to any of the assets of the Company, (c) the Senior Creditor shall be under no obligation to advise the Junior Creditor of any “Event of Default” under the Loan Agreement or any other circumstance affecting the Senior Debt or the Company at any time and from time to time, and (d) the Senior Creditor shall have no liability to the Junior Creditor for, and the Junior Creditor waives any claim which the Junior Creditor may now or hereafter have against the Senior Creditor arising out of, (i) any and all actions which the Senior Creditor, in good faith, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in any existing or future collateral, actions with respect to the occurrence of a default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any collateral, and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other party) with respect to the Loan Agreement or any other agreement related thereto or to the collection of the Senior Debt or the valuation, use, protection or release of collateral, (ii) the Senior Creditor’s election, in any proceeding instituted under the Code, of the application of Section 1111(b)(2) of the Code, and/or (iii) any borrowing or grant of a security interest under Section 364 of the Code by the Company, as debtor in possession. Without limiting the generality of the foregoing, (A) the Junior Creditor waives the right to assert the doctrine of marshalling with respect to any of the assets of the

Company, and consents and agrees that the Senior Creditor may proceed against any or all collateral in such order as the Senior Creditor shall determine in its sole discretion, and (B) if the Senior Creditor shall desire to provide financing to the Company under either Section 363 or Section 364 of the Code, the Junior Creditor agrees that adequate notice to the Junior Creditor shall have been provided for such financing if the Junior Creditor receives notice one (1) business day prior to the entry of the order approving such financing.

11. Waivers. No waiver or amendment shall be deemed to be made by the Senior Creditor of any of its rights hereunder, unless the same shall be in writing and signed by the Senior Creditor, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Senior Creditor or the obligations of the Junior Creditor to the Senior Creditor in any other respect at any other time.

12. Information Concerning the Company. The Junior Creditor hereby assumes responsibility for keeping itself informed of the financial condition of the Company and of all other circumstances bearing upon the risk of non-payment of the Senior Debt and/or the Junior Debt that diligent inquiry would reveal, and the Junior Creditor hereby agrees that the Senior Creditor shall have no duty to advise the Junior Creditor of information known to the Senior Creditor regarding such condition or any such circumstances. In the event that the Senior Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the Junior Creditor, the Senior Creditor shall be under no obligation (a) to provide any such information to the Junior Creditor on any subsequent occasion, or (b) to undertake any investigation not a part of its regular business routine. The Junior Creditor hereby agrees that all payments received by the Senior Creditor may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Debt, without affecting the validity or enforceability of this Agreement, and assents to any extension or postponement of the time of payment of the Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of all or any collateral and to the addition or release of any other party or person primarily or secondarily liable therefor.

13. Notices. Any and all notices hereunder shall be in writing and addressed to the party to be notified at its address first set forth above (or, in the case of the Junior Creditor, at their respective addresses appearing in the Company’s records), or such other address as such party may designate for itself by notice. Notice shall be deemed to have been duly given (a) when delivered personally or otherwise actually received, (b) one (1) day after being sent by overnight delivery service, with all charges prepaid or billed to the account of the sender, (c) three (3) days after being mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested, or (d) when sent by facsimile with facsimile confirmation of receipt.

14. CONSENT TO JURISDICTION; WAIVERS. THE JUNIOR CREDITOR AGREES, IN RESPECT OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, TO THE EXCLUSIVE JURISDICTION OF ANY AND ALL LOCAL, STATE AND/OR FEDERAL COURTS SITTING IN THE COMMONWEALTH OF PENNSYLVANIA, AND WAIVES ANY OBJECTION WHICH THE JUNIOR CREDITOR MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT. THE JUNIOR CREDITOR WAIVES, TO

THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE SENIOR CREDITOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE SENIOR CREDITOR TO BRING ANY ACTION OR PROCEEDING AGAINST THE JUNIOR CREDITOR OR THE JUNIOR CREDITOR’S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

15. Governing Law. This Agreement shall (irrespective of the place where it is executed and delivered) be governed, construed and controlled by and under the laws of the Commonwealth of Pennsylvania (without giving effect to principles of conflicts of laws).

16. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned (a) by the Junior Creditor except in conjunction with a permitted assignment of the Junior Debt, or (b) by the Company except with the prior written consent of the Senior Creditor.

17. Captions. The Section titles utilized in this Agreement are for convenience only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

18. Execution; Counterparts. This Agreement may be executed by facsimile and electronic transmission and in any number of counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same binding agreement.

19. Severability. In the event and to the extent that any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provisions of this Agreement, all of which shall remain fully enforceable as set forth herein.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on and as of the date first set forth above.

COMVEST CAPITAL, LLC
By:	ComVest Management, LLC, its Manager

By:
Gary E. Jaggard
Managing Director

SHAREHOLDER OF STAFFBRIDGE, INC.

By:
Name:
Title:

SHAREHOLDER OF STAFFBRIDGE, INC.

By:
Name:
Title:

CLEARPOINT RESOURCES, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT]

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